                         OFFER TO PURCHASE OR EXCHANGE
                    Each Outstanding Share of Common Stock
                       (together with associated rights)

                                      of

                            Litton Industries, Inc.

                                      for

  any of the following, at the election of tendering holders of common stock

            $80.00 net per share, in cash, not subject to proration

                                      or
  $80.25 in market value (determined as described in the Offer to Purchase or Exchange) of shares of NNG, Inc. Common Stock, subject to proration

                                      or
    0.80 shares of NNG, Inc. Series B Preferred Stock, subject to proration by

                                   NNG, Inc.
                         a wholly owned subsidiary of
                         Northrop Grumman Corporation


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON FRIDAY, FEBRUARY 2, 2001, UNLESS THE OFFER IS EXTENDED.


                                                               February 1, 2001

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase or Exchange, dated February 1, 2001 (the "Offer to Purchase or Exchange") and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase or Exchange, as each may be amended or supplemented from time to time, collectively constitute the "Offer") relating to the offer by NNG, Inc., a Delaware corporation ("NNG") and a wholly owned subsidiary of Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), to purchase or exchange each outstanding share of common stock, par value $1.00 per share (together with the associated rights to purchase preferred stock of Litton Industries, Inc., a Delaware corporation ("Litton"), pursuant to the Rights Agreement dated as of August 17, 1994, as amended December 21, 2000 and January 23, 2001, between the Company and The Bank of New York, the "Litton Common Stock"), of Litton for any of the following, at your election:

  .  $80.00 net per share, in cash, not subject to proration;

  . $80.25 in market value (as described in the enclosed materials) of shares of NNG Inc. common stock, subject to proration; or

  .  0.80 shares of NNG Series B Preferred Stock, subject to proration.

  We are the holder of record of shares of Litton common stock held by us for your account. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Litton common stock held by us for your account. A tender of such shares of Litton common stock can be made only by us as the holder of record and pursuant to your instructions.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the shares of Litton common stock held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

  1. The offer price for each share of Litton common stock is your choice of the three items listed above.

  2. The Offer is being made for all outstanding shares of Litton common stock.

  3. The Offer is being made pursuant to the terms of an Amended and Restated Agreement and Plan of Merger, dated as of January 23, 2001, among Northrop Grumman, Litton, NNG and LII Acquisition Corp., a Delaware corporation ("LII Acquisition") (the "Amended Merger Agreement"). The Amended Merger Agreement provides, among other things, for the making of the Offer by NNG. The Amended Merger Agreement further provides that LII Acquisition will be merged with and into Litton (the "Litton merger") following the completion of the Offer. Litton will continue as the surviving corporation after the Litton merger and will be a wholly owned subsidiary of NNG.

  4. The directors present at a meeting of the Board of Directors of Litton have unanimously (i) determined that each of the Offer and the Litton merger is fair to, and in the best interests of, the common stockholders of Litton and (ii) approved and adopted the Amended Merger Agreement and the transactions contemplated thereby and resolved to recommend acceptance of the Offer by the common stockholders of the Company and approval and adoption by the stockholders of the Company, if necessary, of the Amended Merger Agreement. The Board of Directors makes no recommendation with respect to the tender of Litton preferred stock.

  5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, March 1, 2001, unless the Offer is extended.

  6. Tendering stockholders will not be obligated to pay any commissions or fees to any broker, dealer or other person or, except as set forth in the instructions in the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of shares of Litton common stock to NNG or to its order pursuant to the Offer.

  7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration or termination of the Offer a total of at least 25,646,399 shares of Litton common stock and shares of Series B $2 Cumulative Preferred Stock, par value $5.00 per share ("Litton preferred stock"), of Litton which represents a majority of the total outstanding shares of Litton common stock and Litton preferred stock on a fully-diluted basis, and (ii) the receipt of certain governmental and regulatory approvals. The Offer also is subject to other terms and conditions.

  8. Litton stockholders who tender their shares of Litton common stock for shares of NNG preferred stock must select Alternative A, Alternative B or Alternative C, which will determine how those shares will be treated if there are not enough shares of NNG preferred stock to issue the total number of shares of NNG preferred stock requested by Litton stockholders in the Offer. Litton stockholders who tender their shares of Litton common stock for shares of NNG common stock must select Alternative A or Alternative B, which will determine how these shares will be treated if there are not enough shares of NNG common stock to issue the total number of shares of NNG common stock requested by Litton stockholders in the Offer. If you tender your shares of Litton common stock for NNG preferred stock or NNG common stock and do not specify one of the available Alternatives, you will be deemed to have selected Alternative B. Please read the section of the Offer to Purchase or Exchange entitled "Choices Available to Litton Stockholders" for an explanation of how these Alternatives work.

  If you wish to have us tender any or all of the shares of Litton common stock held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your shares of Litton common stock, all your shares of Litton common stock will be tendered unless otherwise specified in such instruction form. Please make sure that if you tender your shares of Litton common stock for shares of NNG preferred stock that you select Alternative A, Alternative B or Alternative C and if you tender your shares of Litton common stock for shares of NNG common stock that you select Alternative A or Alternative B. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

                       INSTRUCTIONS WITH RESPECT TO THE

                          Offer to Purchase for Cash
                    Each Outstanding Share of Common Stock
                       (together with associated rights)

                                      of

                            Litton Industries, Inc.

                                      for

  any of the following, at the election of tendering holders of common stock
            $80.00 net per share, in cash, not subject to proration

                                      or

  $80.25 in market value (determined as described in the Offer to Purchase or Exchange) of shares of NNG, Inc. Common Stock, subject to proration

                                      or

    0.80 shares of NNG, Inc. Series B Preferred Stock, subject to proration by

                                   NNG, Inc.
                         a wholly owned subsidiary of
                         Northrop Grumman Corporation

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase or Exchange, dated February 1, 2001, and the related Letter of Transmittal, in connection with the offer by NNG, Inc., a Delaware corporation ("NNG") and a wholly owned subsidiary of Northrop Grumman Corporation, to purchase each of the outstanding shares of common stock of Litton, par value $1.00 per share (together with the associated rights to purchase preferred stock of Litton Industries, Inc. ("Litton") pursuant to the Rights Agreement dated as of August 17, 1994 as amended December 21, 2000 and January 23, 2001 between Litton and The Bank of New York, the "Litton common stock"), for any of the following, at your election:

  .  $80.00 net per share, in cash, not subject to proration;

  . $80.25 in market value (as described in the enclosed materials) of shares of NNG Inc. common stock, subject to proration; or

  .  0.80 shares of NNG Series B Preferred Stock, subject to proration.

  This will instruct you to tender to NNG the number of shares of Litton common stock indicated below (or, if no number is indicated below, all shares of Litton common stock) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase or Exchange and in the related Letter of Transmittal furnished to the undersigned.


--------------------------------------------------------------------------------
   Number of Shares of Litton common stock         Alternative Selected
          to be Tendered for stock*:                  (Check the Box)
--------------------------------------------------------------------------------
                                                [_] A        [_] B        [_] C
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   Number of Shares of Litton common stock
          to be Tendered for cash*:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------
* Unless otherwise indicated, it will be assumed that all of your Common Shares held by us for your account are to be tendered.

                                                       SIGN BELOW
                                          -------------------------------------
                                                      Signature(s)
                                          -------------------------------------
                                                  Please Print Name(s)
                                          -------------------------------------
                                                         Address
                                          -------------------------------------
                                                     Account Number
                                          -------------------------------------
                                             Area Code and Telephone Number
                                          -------------------------------------
                                           Taxpayer Identification Numbers(s)
                                              or Social Security Number(s)

                                          Dated: ________________________, 2001

                               OFFER TO PURCHASE
       Each Outstanding Share of Series B $2 Cumulative Preferred Stock

                                      of

                            Litton Industries, Inc.

                                      for

            $35.00 Net Per Share, in Cash, Not Subject to Proration

                                      by

                                  NNG, Inc.,
                         a wholly owned subsidiary of
                         Northrop Grumman Corporation


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, MARCH 1, 2001, UNLESS THE OFFER IS EXTENDED.


                                                               February 1, 2001

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase or Exchange, dated February 1, 2001 (the "Offer to Purchase or Exchange") and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase or Exchange, as each may be amended or supplemented from time to time, collectively constitute the "Offer") relating to the offer by NNG, Inc., a Delaware corporation ("NNG"), and a wholly owned subsidiary of Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), to purchase all of the outstanding shares of Series B $2 Cumulative Preferred Stock, par value $5.00 per share ("Litton preferred stock"), of Litton Industries, Inc., a Delaware corporation ("Litton"), at a price of $35.00 per preferred stock, net to the seller in cash, less any required withholding of taxes and without the payment of any interest, upon the terms and subject to the conditions set forth in the Offer.

  We are the holder of record of shares of Litton preferred stock held by us for your account. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Litton preferred stock held by us for your account. A tender of such shares of Litton preferred stock can be made only by us as the holder of record and pursuant to your instructions.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all shares of Litton preferred stock held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

  1. The Offer Price is $35.00 per share of Litton preferred stock, net to the seller in cash, without interest and less any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer.

  2. The Offer is being made for all outstanding shares of Litton preferred stock.

  3. The Offer is being made pursuant to the terms of an Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement"), dated as of January 23, 2001, among Northrop Grumman, Litton, NNG and LII Acquisition Corp., a Delaware corporation ("LII Acquisition"). The Amended Merger Agreement further provides, among other things, for the making of the Offer by NNG. The Amended Merger Agreement further provides that LII Acquisition will be merged with and into Litton (the "Litton merger") following the completion of the Offer. Litton will continue as the surviving corporation after the Litton merger and will be a subsidiary of NNG.

  4. The directors present at a meeting of the Board of Directors of Litton have unanimously (i) determined that each of the Offer and the Litton merger is fair to, and in the best interests of, the common stockholders of Litton and (ii) approved and adopted the Amended Merger Agreement and the transactions contemplated thereby and resolved to recommend acceptance of the Offer by the common stockholders of Litton and approval and adoption by the stockholders of Litton, if necessary, of the Amended Merger Agreement. The Board of Directors of Litton makes no recommendation with respect to the tender of Litton preferred stock.

  5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, March 1, 2001, unless the Offer is extended.

  6. Tendering stockholders will not be obligated to pay any commissions or fees to any broker, dealer or other person or, except as set forth in the instructions in of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of shares of Litton preferred stock to NNG or to its order pursuant to the Offer.

  7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration or termination of the Offer a total of at least 25,646,399 shares of common stock, par value $1.00 per share (together with the associated rights to purchase preferred stock of Litton Industries, Inc. pursuant to the Rights Agreement dated as of August 17, 1994, as amended December 21, 2000 and January 23, 2001, between Litton Industries, Inc. and The Bank of New York, the "Litton common stock"), and Litton preferred stock, which represents a majority of the total outstanding shares of Litton common stock and Litton preferred stock on a fully-diluted basis, and (ii) the receipt of certain governmental and regulatory approvals. The Offer also is subject to other terms and conditions.

  If you wish to have us tender any or all of the shares of Litton preferred stock held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Litton preferred stock, all your shares of Litton preferred stock will be tendered unless otherwise specified in the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

                       INSTRUCTIONS WITH RESPECT TO THE
                          Offer to Purchase for Cash
       All Outstanding Shares of Series B $2 Cumulative Preferred Stock

                                      of

                            Litton Industries, Inc.

                                      for

                             $35.00 Net Per Share

                                      by

                                  NNG, Inc.,
                         a wholly owned subsidiary of
                         Northrop Grumman Corporation

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase or Exchange, dated February 1, 2001, and the related Letter of Transmittal, in connection with the offer by NNG, Inc., a Delaware corporation ("NNG"), and a wholly owned subsidiary of Northrop Grumman Corporation, to purchase all of the outstanding shares of Series B $2 Cumulative Preferred Stock, par value $5.00 per share ("Litton preferred stock"), of Litton Industries, Inc., a Delaware corporation, at $35.00 per Preferred Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase or Exchange and in the related Letter of Transmittal.

  This will instruct you to tender to NNG the number of shares of Litton preferred stock indicated below (or, if no number is indicated below, all Litton preferred stock) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase or Exchange and in the related Letter of Transmittal furnished to the undersigned.

 Number of shares of
  Litton preferred
        stock
  to be Tendered*:

-------------------

                                                     SIGN BELOW

                                       _______________________________________
                                                    Signature(s)

                                       _______________________________________
                                                Please print name(s)

                                       _______________________________________
                                                       Address

                                       _______________________________________
                                                   Account Number

                                       _______________________________________
                                            Area Code & Telephone Number

                                       _______________________________________
                                        Taxpayer Identification Number(s) or
                                              Social Security Number(s)

                                       Dated: __________________________, 2001
-------
* Unless otherwise indicated, it will be assumed that all of your Preferred Shares held by us for your account are to be tendered.

                                       3